UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Financial Institutions, Inc. (the “Company”) issued a press release announcing that on August 26, 2026, its Board of Directors declared a cash dividend of $0.32 per common share. The Company also announced dividends of $0.75 per share on Series A 3% Preferred Stock and $2.12 per share on Series B-1 8.48% Preferred Stock. All dividends are payable October 2, 2026 to shareholders of record as of September 15, 2026.

The press release issued by the Company is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, of the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Location
99.1	Press Release issued by Financial Institutions, Inc. on August 26, 2026	Filed Herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	August 26, 2026	By:	/s/ W. Jack Plants, II
W. Jack Plants, II Executive Vice President, Chief Financial Officer and Treasurer